EXHIBIT 5 (c)

               Form of Single Variable Annuity application (52970 11/96)

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                             WILMINGTON, DELAWARE
                Make Check Payable to AIG LIFE INSURANCE COMPANY

Mail To:                                          Overnight Deliver To:
AIG LIFE                            Or            AIG LIFE Box 7372
P.O. Box 7247-7372                                c/o Citibank
Philadelphia, PA  19170-7372                      One Penn's Way
                                                  New Castle, DE  19720
                                                  Attn:  Wholesale Lockbox Dept.
1.    ANNUITANT:

     A.   Print Full Name:
          --------------------------------------------------------------
                              first            middle       last
     B.   Address:
                --------------------------------------------------------------
                           street          city       state            zip

     C.  Soc. Sec. #/Tax I.D.# _______/_______/_______  D. Sex  ___M   ____F

     E.  Citizenship: ___U.S.  ___ Other _____________  F. Birthdate: __________
                                         country                  month/day/year

1.    CONTRACT OWNER: (if different from annuitant)

     A.   Print Full Name:
               ---------------------------------------------------------------
                                    first            middle          last
     B.   Address:
                 --------------------------------------------------------------
                           street         city          state            zip

     C.  Soc. Sec. #/Tax I.D.# _______/_______/_______  D. Sex  ___M   ____F

     E.  Citizenship: ___U.S.  ___ Other _____________  F. Birthdate: _________
                                          country                 month/day/year
     G.   PHONE NUMBER: ________________________

1.    CONTINGENT OWNER: (spouse only)

     A.   Print Full Name:
                  --------------------------------------------------------------
                                    first            middle           last
     B.   Address:
                  -------------------------------------------------------------
                           street         city           state            zip

     C.   Soc. Sec. #/Tax I.D.# _______/_______/_______


1.    BENEFICIARY:

     A. Primary   :                                  B.  Contingent:

     Name                                   Name
     ============================   ====================================
     ----------------------------   ------------------------------------

5.   TYPE OF ANNUITY CONTRACT       _____ Non-Qualified      ____ Qualified-IRA
                                    _____ Qualified-403(b)

6. WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE EXISTING ANNUITIES OR LIFE INSURANCE? ______ YES _____ NO

     If yes, explain _________________________________________________________


     52970       Continued on reverse side   Single Premium Revised 11/96



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7.    PREMIUMS:
     A.   Single Premium of: $ _______

          Does this premium  qualify as a 1035 exchange:  ____Yes  _____No

          If an exchange is involved, indicate cost basis:

          Pre-Tefra (prior to 8-14-82)        $ ___________________________
          Post-Tefra (on or after 8-14-82)    $ ___________________________

6.    PURCHASE PAYMENTS ARE TO BE ALLOCATED AS FOLLOWS:

AIM V.I.                   Fidelity VIP              Dreyfus
Capital Appreciation Fund  High Income               Stock Index
International Equity Fund  Growth                    Small Company Stock
                           Money Market
Alliance                                             Van Eck
Global Bond                Fidelity VIP II           Worldwide Hard Assets
Growth                                               Worldwide Emerging Markets
Growth & Income            Asset Manager
Premier Growth             Contrafund
Quasar                     Inv. Grade Bond
Technology

Total: 100% (no fractional percentages and must be either 0% or a number equal to or greater than 10%)

7.    ANNUITY DATE AND PAYMENT OPTION:

     Unless otherwise indicated the Annuity Date is the first day of the calendar month following the later of the Annuitant's 85th birthday or the 10th contract anniversary, or such earlier date as may be set by applicable law. (May be changed on 30 days prior written notice.) The annuity payment option will be life income with 10 years of payments guaranteed unless otherwise indicated.

In applying for an IRA, the Purchase Payment will be allocated to the Money Market Portfolio during the Free Look Period and then reallocated as specified in Section #8. Receipt of an IRA Disclosure Statement is hereby acknowledged.

In applying for a 403(b) Plan, I understand the restrictions on redemptions imposed by Section 403(b)(11) and the investment alternatives available under my employer's 403(b) Plan.

I, the Contract Owner, hereby authorize AIG Life Insurance Company (AIG Life) and its plan administrator to honor telephone instructions from me to transfer Contract Values in whole or in part between any eligible portfolios. In granting this authorization, I acknowledge that I have read and understand the section of my prospectus which contains the minimum amounts per transfer, the maximum number of transfers permitted in any policy year, and the charge imposed each time amounts are transferred. Neither AIG Life nor its plan administrator who acts on its behalf shall be subject to any loss, liability, cost, damage or expenses including attorney's fees if it acts in good faith upon such instructions.

I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY AND FUND PROSPECTUS AND/OR SUPPLEMENT IS HEREBY ACKNOWLEDGED.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company.

____ Please send me a copy of the Statement of Additional Information

Signed at _________________________________________  On _______________
          city                 state                       date

----------------------------------  ------------------------------------
Signature of Annuitant              Signature of Owner if other than Annuitant

Agent: Do you have any reason to believe the Contract applied for is to replace or change existing Annuities or Insurance on the life of the Annuitant: ____ YES ____ NO

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Printed Name of Registered Rep.Code     Printed Name of Broker/Dealer    Code

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Signature of Registered Rep.Tel No.     Address of Broker/Dealer     Tel. No.